UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 3, 2020

Date of Report (Date of earliest event reported):

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

(408) 467-1900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 3, 2020, the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), approved a 10% reduction in the base salaries of the Company’s executive officers, including Mr. Ramzi Haidamus, the Company’s Chief Executive Officer, Mr. Aaron Akerman, the Company’s Chief Financial Officer, Mr. Mike Okada, the Company’s General Counsel and Senior Vice President, IP Licensing and Legal Affairs, and Mr. Jared Smith, the Company’s Vice President of Worldwide Sales, along with other members of the Company’s senior management reporting directly to Mr. Haidamus, with such reduction effective April 15, 2020.

The Board has also agreed to a 25% reduction in each director’s cash compensation for service on the Board and each of its committees, with such reduction effective April 1, 2020.

Item 7.01    Regulation FD Disclosure

In response to the current business environment as impacted by COVID-19, the Company is taking several precautionary measures and appropriately adjusting its operational needs, including a significant reduction in expenses. As part of these efforts and as referenced above in Item 5.02(e), the Company is reducing by 10% the base salaries of the Company’s executive officers along with other members of the Company’s senior management reporting directly to Mr. Haidamus, and is reducing by 25% each director’s cash compensation for service on the Board and each of its committees. The Company is also suspending its matching contributions in relation to its 401(k) program.

In addition to the cost savings resulting from the actions disclosed above, and as part of the Board and Company management’s continued efforts to maximize value for shareholders and optimize the cost structure, Company management has identified approximately $3 million in additional savings in fiscal 2020.

Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statement regarding approximately $3 million in additional savings in fiscal 2020.

The Company’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the Company’s business, which include, but are not limited to: the effects of the COVID-19 global pandemic on the Company and its business, unanticipated difficulties and challenges encountered in product development efforts (including with respect to the Company’s touch feedback technology) by the Company and its licensees; unanticipated difficulties and challenges encountered in implementation efforts by the Company’s licensees; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of the Company.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K reflect the Company’s beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date:	April 7, 2020	By:	/s/ MIKE OKADA
Mike Okada
General Counsel